For more information contact: Investor Relations Markel Group Inc. IR@markel.com

For immediate release

Markel Group Inc. provides update for its shareholders

RICHMOND, Va., February 5, 2025 — Markel Group Inc.’s (NYSE: MKL) focus on a zealous pursuit of excellence has been a key to its success. As a result of that focus, the Company has delivered total shareholder returns of over 20,000% since our initial public offering in 1986, reflecting a compound annual growth rate of 15% and a performance in the very top tier of public companies over that time period.

A few years ago, we entered a pivotal period of transition that would shape the future of our company. While we made progress during that time, we also faced our share of challenges. Our financial performance and stock price growth didn’t fully reflect our potential or long-term trends. In 2023, we took meaningful steps to move beyond this transitional phase and set the stage for the next chapter of our success.

Those efforts have shown positive results. Today we announced operating earnings in excess of $3.7 billion for 2024, and our stock price has increased over 30% since the beginning of 2023. Nonetheless, we believe the value and potential of our combined group of businesses is not fully reflected in our current stock price.

We still have work to do, and if we continue to make progress there is substantial upside at Markel Group.

In December 2024, JANA Partners publicly shared their perspectives on Markel Group and offered suggestions we might consider. We took this as an opportunity for broader self-reflection, in line with our commitment to the “zealous pursuit of excellence.”

We asked shareholders, including JANA, for feedback on what we’re doing well and where we can improve. We value the thoughtful input of our shareholders—it’s a big part of what makes Markel Group special.

While opinions varied, we’re committed to listening, learning, and considering all perspectives at both the board and company levels. This process strengthens us for the benefit of our customers, shareholders, and team members.

To that end, we have decided to conduct a review of our business. It will be an opportunity to reflect on the changes over the past two years and ensure our goals and direction align with our shareholders’ priorities.

The board will lead this review, assisted by external consultants and advisors. Our foremost focus will be the performance of our market-leading specialty insurance business. Insurance is at the heart of what we do, and we’re fully committed to supporting areas within insurance that are excelling while also addressing underperformance.

Additionally, as part of the review we will consider ways to simplify our structure, optimize our approach to capital allocation, and enhance our disclosures. During this period, we expect to focus capital deployment on repurchasing shares under the recently announced $2 billion stock buyback program.

"Markel Group’s strong foundation has created lasting value for our shareholders, and increasing shareholder value has been central to the Markel Style since it was written in 1986,” said Steve Markel, Chairman of the Board. Tom Gayner, CEO added, "We're focused on improving and building on our strengths to keep growing for the long term. Thank you for your trust and input. We will keep you updated as we move ahead."

About Markel Group
Markel Group Inc. (NYSE: MKL) is a diverse family of companies that includes everything from insurance to bakery equipment, building supplies, houseplants, and more. The leadership teams of these businesses operate with a high degree of independence, while at the same time living the values that we call the Markel Style. Our specialty insurance business sits at the core of our company. Through decades of sound underwriting, the insurance team has provided the capital base from which we built a system of businesses and investments that collectively increase Markel Group’s durability and adaptability. It’s a system that provides diverse income streams, access to a wide range of investment opportunities, and the ability to efficiently move capital to the best ideas across the company. Most importantly though, this system enables each of our businesses to advance our shared goal of helping our customers, associates, and shareholders win over the long term. Visit mklgroup.com to learn more.

Forward Looking Statements
Certain of the statements in this press release, and any related oral statements, may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Statements that are not historical facts, including statements about our beliefs, plans or expectations with respect to the board led review, are forward-looking statements. These statements are based on our current plans, estimates and expectations with respect to the board led review. There are risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by such statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Additional factors that could cause actual results to differ from those predicted are set forth in the press release for our 2024 results, as well as in our Annual Report on Form 10-K for the year ended December 31, 2023, including under "Business Overview," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Safe Harbor and Cautionary Statement," and "Quantitative and Qualitative Disclosures About Market Risk," and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, including under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Safe Harbor and Cautionary Statement," and "Quantitative and Qualitative Disclosures About Market Risk". We assume no obligation to update this press release (including any forward-looking statements) as a result of new information, developments, or otherwise. This release speaks only as of the date issued.
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